Exhibit 99.1

Pareteum to Restructure Senior Secured Debt Obligation, Extending Maturity Date

to December 31, 2018

Proposed Amendment Also Includes New Quarterly Amortization Schedule and Increases Amount of Common Shares Underlying Warrants

NEW YORK, NEW YORK, March 7, 2017 - Pareteum Corporation (NYSE MKT: TEUM) (“Pareteum” or the "Company"), a leading international provider of mobile networking software and services to the Mobile Network and Internet of Things markets, today announced it has entered into a letter agreement with Atalaya Capital Management (“Atalaya”), its senior secured lender, to amend certain terms of the credit agreement among the parties, dated November 17, 2014, as has been amended from time to time (as so amended, the “Amended and Restated Agreement”), including, among others, to extend the maturity date of amounts owed to December 31, 2018, to increase the amount of shares of common stock underlying the related warrants (the “Warrants”) and to remove any anti-dilution features related to the Warrants.

“At the end of 2016 we successfully reached a new agreement with our senior lender under which we were granted more flexible terms and lower interest rates as a result of the progress we have made to restructure the business to support future growth. After meeting with management and further reviewing our strategic plan, we believe today’s amendments to that agreement demonstrate additional confidence in the execution of our turnaround and the growing opportunities we are now positioned to capitalize on,” said Hal Turner, Pareteum's Executive Chairman. “We wish to thank our lender which continues to work with the Company and look forward to further demonstrating the underlying improvements in the business and the value we are creating for our customers, shareholders and other stakeholders.”

“We continue to be impressed by the progress Hal and his team are making at Pareteum including its relationship with Vodafone, its largest customer, and the new partners, customers and additional management talent they have attracted in such a short amount of time,” said Ivan Zinn of Atalaya. “We believe today’s amendments will help support the business’ ongoing turnaround and are pleased by the evidence of growing marketplace demand for its technology, creating interest that will assist the Company in continuing to build shareholder value.”

Pursuant to the terms of the proposed amendment, the Amended and Restated Agreement would be amended as follows: (i) a new maturity date on the $10.1 million of outstanding principal and premiums of the previously disclosed Amended and Restated Agreement of December 31, 2018; (ii) a new quarterly amortization schedule commencing at the end of Q1 2017 through Q4 2018; and (iii) a new financial covenants package which shall be agreed upon by the parties by April 30, 2017. Additionally, the Warrants will be amended as follows: (i) the aggregate amount of shares of common stock underlying the Warrants will be increased to 1,446,000 (post-reverse split); (ii) the exercise price of the Warrants will be set at the lesser of (a) $3.25 per share (post-reverse split) or (b) a 13% discount to the offering price of shares of common stock in an underwritten public offering of the Company; and (iii) the anti-dilution sections of the Warrants shall be removed.

The terms of the letter agreement are subject to, and conditioned upon, among other things, the execution and delivery of a formal amendment to the Amended and Restated Credit Agreement and Warrants, a reaffirmation of the parties’ obligations thereunder, a reaffirmation of the security interests and guarantees granted by certain parties in connection therewith and the consummation of an equity offering.

About Pareteum Corporation:

Pareteum Corporation and its subsidiaries provide a complete mobility cloud platform, utilizing messaging and security capabilities for the global Mobile, MVNO, Enterprise, SaaS and IoT markets. Mobile Network Operator (MNO) customers include Vodafone, the world’s second largest mobile operator by customer count, Zain, the 4th largest mobile operator in the world in terms of geographical presence and other Tier 1 operators, MVNO customers such as Lebara and Lowi, and partners including Cleartech and Expeto. For more information please visit: www.pareteum.com.

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum Corporation.

Shareholder Contact:

Steve Gersten

(813) 926-8920

InvestorRelations@Pareteum.com

Investor Relations Contact:

Jon Cunningham

(407) 712-8969

Jon@RedChip.com